Exhibit 10.15

SHAREHOLDERS’ VOTING RIGHTS PROXY AGREEMENT

This SHAREHOLDERS’ VOTING RIGHTS PROXY AGREEMENT (this “AGREEMENT”) is entered into as of October 15, 2018 (“SIGNING DATE”) in Shenyang, the People’s Republic of China (“CHINA” or “PRC”) by and among the following Parties:

(1) BO JIANG, a Chinese citizen,

IDENTITY CARD NUMBER:

(2) TAO JIANG, a Chinese citizen,

IDENTITY CARD NUMBER:

(3) DI WANG, a Chinese citizen,

IDENTITY CARD NUMBER:

(4) YUEZHONG (SHENYANG) TECHNOLOGY CO., LTD.(“YUEZHONG SHENYANG”), a wholly foreign-owned enterprise legally established and existing under the laws of PRC,

REGISTERED ADDRESS: Unit A (705), No.208, Changjiangnan Street, Huanggu District, Shenyang, Liaoning Province

(5) LEAPING MEDIA GROUP CO., LTD. (“LMG” or “TARGET COMPANY”), a limited company legally established and existing under the law of PRC,

REGISTERED ADDRESS: Unit 4, No.1, Hengshan Road, Huanggu District, Shenyang, Liaoning Province.

(The above parties shall hereinafter be individually referred to as a “PARTY” and collectively, “PARTIES”. Bo Jiang, Tao Jiang and Di Wang shall hereinafter be individually referred to as a “PERSONAL SHAREHOLDER” and collectively, “SHAREHOLDERS”. )

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WHEREAS:

1. As of the date of this Agreement, Bo Jiang, Tao Jiang and Di Wang are the enrolled shareholders of LMG, legally holding all the equity in LMG, of which Bo Jiang holding 50% interest, Tao Jiang holding 25% and Di Wang holding 25%.

2. The Shareholders intend to severally entrust Yuezhong Shenyang or the individual designated by it with the exercises of their voting rights and other relevant rights of shareholders in Target Company while Yuezhong Shenyang is willing to accept such entrustment.

The Parties hereby have reached the following agreement upon friendly consultations:

ARTICLE 1 - VOTING RIGHTS ENTRUSTMENT

1.1 The Shareholders hereby irrevocably undertake to respectively sign the Power of Attorney (the content and form of which are set out as Appendix I hereto) after execution of the Agreement to respectively entrust Yuezhong Shenyang or the personnel designated by it then (including the liquidator taking place of such personnel)(“TRUSTEES”) to exercise the following rights enjoyed by them as shareholders of Target Company in accordance with the then effective articles of association of Target Company (collectively, the “ENTRUSTED RIGHTS”):

(1) Proposing to convene and attending shareholders’ meetings of Target Company as proxy of the Shareholders according to the articles of association of Target Company;

(2) Exercising voting rights as proxy of the Shareholders, on issues discussed and resolved by the shareholders’ meeting of Target Company, including but not limited to the appointment and election for the directors, general manager and other senior management personnel of Target Company;

(3) Getting access to financial information of Target Company as proxy of the Shareholders;

(4) Making resolutions about disposing of Target Company’s assets as proxy of the Shareholders;

(5) Approving annual budgets of Target Company or announcing dividends as proxy of the Shareholders;

(6) Making resolutions about dissolution and liquidation of Target Company, forming the liquidating committee and exercising the authorities in the course of liquidation as proxy of the Shareholders, including but not limited to making resolutions about disposing of Target Company’s assets;

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(7) Filing any required document to the company registration agency or any other relevant agency as proxy of the Shareholders;

(8) Signing any resolution as proxy of the Shareholders; and

(9) all the voting rights and other rights of shareholders stipulated by the articles of association of Target Company and PRC laws.

1.2 Yuezhong Shenyang shall have the right to dismiss and replace Trustee(s) by written notice to the Shareholders, while the new entrustment is granted subject to the status of trustees as PRC citizens and the approval by Yuezhong Shenyang. Once new entrustment is made, the original entrustment shall be replaced; the Shareholders shall not cancel the authorization and entrustment of the Trustee(s) otherwise.

1.3 The Trustees shall perform the entrusted obligation within the scope of entrustment in due care and prudence and in compliance with laws; the Shareholders acknowledge and assume relevant liabilities for any legal consequences of the Trustees’ exercise of the foregoing Entrusted Rights.

1.4 The Shareholders hereby acknowledge that the Trustees are not required to seek advice from the Shareholders prior to their respective exercise of the foregoing Entrusted Rights. However, the Trustees shall inform the Shareholders in a timely manner of any resolution or proposal on convening interim shareholders’ meeting after such resolution or proposal is made.

ARTICLE 2 - RIGHT TO INFORMATION

For the purpose of exercising the Entrusted Rights under this Agreement, the Trustees are entitled to know the information with regard to Target Company’s operation, business, clients, finance, staff, etc., and shall have access to relevant materials of Target Company. Target Company shall adequately cooperate with the Trustees in this regard.

ARTICLE 3 - EXERCISE OF ENTRUSTED RIGHTS

3.1 The Shareholders will provide adequate assistance to the exercise of the Entrusted Rights by the Trustees, including execution of the resolutions of the shareholders’ meeting of Target Company or other pertinent legal documents made by the Trustee when necessary (e.g., when it is necessary for examination and approval of or registration or filing with governmental departments).

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3.2 If at any time during the term of this Agreement, the entrustment or exercise of the Entrusted Rights under this Agreement is unenforceable for any reason except for default of any Shareholder or Target Company, the Parties shall immediately seek a most similar substitute for the unenforceable provision and, if necessary, enter into supplementary agreement to amend or adjust the provisions herein, in order to ensure the realization of the purpose of this Agreement.

ARTICLE 4 - EXEMPTION AND COMPENSATION

4.1 The Parties acknowledge that the Trustees shall not be requested to be liable for or compensate (monetary or otherwise) other Parties or any third party due to exercise of Entrusted Rights by the Trustees designated by the Shareholders under this Agreement.

4.2 Target Company and the Shareholders agree to compensate the Trustees for and hold it harmless against all losses incurred or likely to be incurred by it due to exercise of the Entrusted Rights by the Trustees designated by the Shareholders, including without limitation any loss resulting from any litigation, demand arbitration or claim initiated or raised by any third party against it or from administrative investigation or penalty of governmental authorities. However, the Shareholders and Target Company will not compensate for losses incurred due to wilful misconduct or gross negligence of the Trustees.

ARTICLE 5 - REPRESENTATIONS AND WARRANTIES

5.1 Each of the Personal Shareholders and the Target Company hereby severally and jointly represents and warrants that:

(1) Each of the Personal Shareholders is a PRC citizen with full capacity and with full and independent legal status and legal capacity to execute, deliver and perform this Agreement, and may act independently as a subject of actions. The Target Company is a company with limited liability properly registered and legally existing under PRC laws, with an independent corporate legal person status, and with full and independent legal status and legal capacity to execute, deliver and perform this Agreement and may act independently as a subject of actions.

(2) Each of the Personal Shareholders and the Target Company has full right and authorization to execute and deliver this Agreement and other documents that are related to the transaction referred to herein and to be executed by them. They have full right and authorization with respect to consummate the transaction referred to herein.

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(3) This Agreement shall be executed and delivered by the Personal Shareholders lawfully and properly. This Agreement constitutes the legal and binding obligations on them and is enforceable on them in accordance with its terms and conditions hereof.

(4) The Personal Shareholders are enrolled and legal shareholders of Target Company as of the effective date of this Agreement, and except the rights created by the Call Option Agreement entered into by the Shareholders, Target Company and Yuezhong Shenyang on the signing day of this Agreement, as well as the Equity Pledge Agreement entered into on Yuezhong Shenyang, there exists no third party right on the Entrusted Rights. Pursuant to this Agreement, the Trustees may fully and sufficiently exercise the Entrusted Rights in accordance with the then effective articles of association of Target Company.

(5) The execution, delivery and performance of this Agreement by the Shareholders and Target Company, do not violate regulations of the PRC Law, or any binding agreement, contract or other arrangement made with any third party.

5.2 Yuezhong Shenyang hereby represents and warrants that:

(1) it is a company with limited liability properly registered and legally existing under PRC laws, with an independent corporate legal person status, and with full and independent legal status and legal capacity to execute, deliver and perform this Agreement and may act independently as a subject of actions; and

(2) it has the full corporate power and authority to execute and deliver this Agreement and all the other documents to be entered into by it in relation to the transaction contemplated hereunder, and has the full power and authority to consummate such transaction.

ARTICLE 6 - TERM OF AGREEMENT

6.1 This Agreement takes effect from the date of due execution of all the Parties hereto, and maintain the validity as long as the Shareholders hold the entity of Target Company.

6.2 In case that a Shareholder transfers all of the equity interest held by it in Target Company with prior consent of Yuezhong Shenyang, such Shareholder shall no longer be a Party to this Agreement whilst the obligations and commitments of the other Parties under this Agreement shall not be adversely affected thereby.

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6.3 Notwithstanding the preceding sentence, under any of the following circumstances, the Trustees have sole discretion to terminate this Agreement by giving a thirty-day (30) notice in writing to the Shareholders:

(1) Yuezhong Shenyang exercises its equity call option wholly or partly, then holding equity of Target Company;

(2) the Trustees terminate this Agreement at its sole discretion.

ARTICLE 7 - NOTICE

7.1 Any notice, request, demand and other correspondences made as required by or in accordance with this Agreement shall be made in writing and delivered to the relevant Party.

7.2 The abovementioned notice or other correspondences shall be deemed to have been delivered when (i) it is transmitted if transmitted by facsimile or telex, or (ii) it is delivered if delivered in person, or (iii) when five (5) days have elapsed after posting the same if posted by mail.

ARTICLE 8 - DEFAULT LIABILITY

8.1 The Parties agree and confirm that, if any of the Parties (the “DEFAULTING PARTY”) breaches substantially any of the provisions herein or fails substantially to perform any of the obligations hereunder, such a breach or failure shall constitute a default under this Agreement (a “DEFAULT”). In such event any of the other Parties without default (a “NON-DEFAULTING PARTY”) who incurs losses arising from such a Default shall have the right to require the Defaulting Party to rectify such Default or take remedial measures within a reasonable period. If the Defaulting Party fails to rectify such Default or take remedial measures within such reasonable period or within ten (10) days of a Non-defaulting Party’s notifying the Defaulting Party in writing and requiring it to rectify the Default, then the relevant Non-defaulting Party shall be entitled to choose at its discretion to:

(1) terminate this Agreement and require the Defaulting Party to indemnify all damages, or

(2) require specific performance by the Defaulting Party of this Agreement and indemnification against all damages.

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8.2 Without limiting the generality of Article 8.1 above, any breach by any Shareholder of the Call Option Agreement or Equity Pledge Agreement shall be deemed as having constituted the breach by such Shareholder of this Agreement; any breach by Target Company of the Exclusive Service Agreement or Call Option Agreement shall be deemed as having constituted the breach by Target Company of this Agreement.

8.3 Notwithstanding any other provisions herein, the validity of this Article shall not be affected by the suspension or termination of this Agreement.

ARTICLE 9 - GOVERNING LAW AND DISPUTE RESOLUTION

9.1 The conclusion, validity, execution, amendment, interpretation and termination of this Agreement shall be governed by laws of the PRC.

9.2 Any disputes arising from and in connection with this Agreement shall be settled through consultations among the Parties involved, and if the Parties involved fail to reach an agreement regarding such a dispute within thirty (30) days of its occurrence, such dispute shall be submitted to China International Economic and Trade Arbitration Commission for arbitration in Beijing in accordance with the arbitration rules of such commission, and the arbitration award shall be final and binding on all the Parties involved.

9.3 Unless otherwise awarded by the arbitration court, the losing party should bear all the arbitration or prepaid expenses(including but not limited to arbitration expense, arbitrator and lawyer’s fee, travelling expense, etc.).

ARTICLE 10 - FORCE MAJEURE

In the event of earthquake, typhoon, flood, fire, war, computer virus, loophole in the design of tooling software, internet system encountering hacker’s invasion, change of policies or laws, and other unforeseeable or unpreventable or unavoidable event of force majeure, which directly prevents a Party from performing this Agreement or performing the same on the agreed condition, the Party encountering such a force majeure event shall forthwith issue a notice by a facsimile and, within thirty (30) days, present the documents proving the details of such force majeure event and the reasons for which this Agreement is unable to be performed or is required to be postponed in its performance, and such proving documents shall be issued by the notaries office of the area where such force majeure event takes place. The Parties shall consult each other and decide whether this Agreement shall be waived in part or postponed in its performance with regard to the extent of impact of such force majeure event on the performance of this Agreement. No Party shall be liable to compensate for the economic losses brought to the other Parties by the force majeure event.

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ARTICLE 11 – TRANSFER

11.1 Any Shareholder shall not assign any of its rights and/or obligations hereunder to any third parties without the prior written consent from Yuezhong Shenyang, and Yuezhong Shenyang is entitled to transfer its rights and/or obligations to the third party designated by it after notifying the Shareholders.

11.2 As for transfer with the consent, this Agreement shall be binding on the legal successors of the Parties.

ARTICLE 12 - SEVERABILITY

Each provision contained herein shall be severable and independent from each of other provisions, and if at any time any one or more articles herein become invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions herein shall not be affected as a result thereof.

ARTICLE 13 - AMENDMENT AND SUPPLEMENT

13.1 Any amendment or supplement to this Agreement shall be made in writing and take effect as part of this Agreement when properly signed by the Parties, which shall have the same legal effect as this Agreement.

13.2 Notwithstanding the preceding sentence, considering that the rights and obligations of each of the Shareholders hereunder are independent and severable from each other, in case the amendment or supplement to this Agreement is intended to have impact upon one of the Shareholders, such amendment or supplement requires the approval of such Shareholder only and it is not required to obtain the approval from the other ones of the Shareholders (to the extent the amendment or supplement do not have impact upon such other Shareholders).

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ARTICLE 14 - TEXT

This Agreement shall be prepared in the Chinese language in six (6) original copies, with each involved Party holding one (1) copy hereof. Each original copy has the same legal effect.

ARTICLE 15 - MISCELLANEOUS

15.1 Any failure or delay by a Party in exercising any of its rights, powers and remedies hereunder or in accordance with laws (the “PARTY’S RIGHTS”) shall not lead to a waiver of such rights, and the waiver of any single or partial exercise of the Party’s Rights shall not preclude such Party from exercising such rights in any other way and exercising the remaining part of the Party’s Rights.

15.2 The titles of the Articles contained herein shall be for reference only, and in no circumstances shall such titles be used in or affect the interpretation of the provisions hereof.

[THE REMAINDER IS THE SIGNATURE PAGE]

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IN WITNESS HEREOF, the following Parties have caused this Shareholders’ Voting Rights Proxy Agreement to be executed as of the date first here above mentioned.

BO JIANG

Signature by:	/s/ Bo Jiang

TAO JIANG

Signature by:	/s/Tao Jiang

DI WANG

Signature by:	/s/ Di Wang

YUEZHONG (SHENYANG) TECHNOLOGY CO., LTD. (Company chop)

Signed by:	/s/ Bo Jiang

Name:	Bo Jiang

Position:	Director

LEAPING MEDIA GROUP CO., LTD. (Company chop)

Signed by:	/s/ Di Wang

Name:	Di Wang

Position:	Vice President

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APPENDIX I

POWER OF ATTORNEY

Bo Jiang, (Chinese citizen, Identity Card number:___________) hereby irrevocably entrust Yuezhong (Shenyang) Technology Co., Ltd. or the personnel designated by it (the “Trustees”) a comprehensive proxy, to exercise my following rights as the shareholder of Leaping Media Group Co., Ltd. (the “Company”) in my name, as the only and exclusive proxy of me during the term of this Power of Attorney:

(1) Proposing to convene and attending shareholders’ meetings of Target Company as proxy of the Shareholders according to the articles of association of Target Company;

(2) Exercising voting rights as proxy of the Shareholders, on issues discussed and resolved by the shareholders’ meeting of the Company, including but not limited to the appointment and election for the directors, general manager and other senior management personnel of the Company;

(3) Getting access to financial information of the Company as proxy of the Shareholders;

(4) Making resolutions about disposing of the Company’s assets as proxy of the Shareholders;

(5) Approving annual budgets of the Company or announcing dividends as proxy of the Shareholders;

(6) Making resolutions about the dissolution and liquidation of the Company, forming the liquidating committee and exercising the authorities in the course of liquidation as proxy of the Shareholders, including but not limited to making resolutions about disposing of the Company’s assets;

(7) Filing any required document to the company registration agency or any other relevant agency as proxy of the Shareholders;

(8) Signing any resolution as proxy of the Shareholders; and

(9) all the voting rights and other rights of shareholders stipulated by the articles of the Company and PRC laws.

Unless the Shareholder’s Voting Rights Proxy Agreement entered into by the Company, the Company’s Shareholders and Yuezhong (Shenyang) Technology Co., Ltd. as of October 15, 2018 expires or terminated earlier, this Power of Attorney shall be retrospectively effective.

Authorization is hereby given.

Shareholder:	/s/ Bo Jiang
Date: October 15, 2018

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POWER OF ATTORNEY

Tao Jiang, (Chinese citizen, Identity Card number:___________) hereby irrevocably entrust Yuezhong (Shenyang) Technology Co., Ltd. or the personnel designated by it (the “Trustees”) a comprehensive proxy, to exercise my following rights as the shareholder of Leaping Media Group Co., Ltd. (the “Company”) in my name, as the only and exclusive proxy of me during the term of this Power of Attorney:

(1) Proposing to convene and attending shareholders’ meetings of Target Company as proxy of the Shareholders according to the articles of association of Target Company;

(2) Exercising voting rights as proxy of the Shareholders, on issues discussed and resolved by the shareholders’ meeting of the Company, including but not limited to the appointment and election for the directors, general manager and other senior management personnel of the Company;

(3) Getting access to financial information of the Company as proxy of the Shareholders;

(4) Making resolutions about disposing of the Company’s assets as proxy of the Shareholders;

(5) Approving annual budgets of the Company or announcing dividends as proxy of the Shareholders;

(6) Making resolutions about the dissolution and liquidation of the Company, forming the liquidating committee and exercising the authorities in the course of liquidation as proxy of the Shareholders, including but not limited to making resolutions about disposing of the Company’s assets;

(7) Filing any required document to the company registration agency or any other relevant agency as proxy of the Shareholders;

(8) Signing any resolution as proxy of the Shareholders; and

(9) all the voting rights and other rights of shareholders stipulated by the articles of the Company and PRC laws.

Unless the Shareholder’s Voting Rights Proxy Agreement entered into by the Company, the Company’s Shareholders and Yuezhong (Shenyang) Technology Co., Ltd. as of October 15, 2018 expires or terminated earlier, this Power of Attorney shall be retrospectively effective.

Authorization is hereby given.

By:	/s/ Tao Jiang
Date: October 15, 2018

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POWER OF ATTORNEY

Di Wang, (Chinese citizen, Identity Card number:___________) hereby irrevocably entrust Yuezhong (Shenyang) Technology Co., Ltd. or the personnel designated by it (the “Trustees”) a comprehensive proxy, to exercise my following rights as the shareholder of Leaping Media Group Co., Ltd. (the “Company”) in my name, as the only and exclusive proxy of me during the term of this Power of Attorney:

(1) Proposing to convene and attending shareholders’ meetings of Target Company as proxy of the Shareholders according to the articles of association of Target Company;

(2) Exercising voting rights as proxy of the Shareholders, on issues discussed and resolved by the shareholders’ meeting of the Company, including but not limited to the appointment and election for the directors, general manager and other senior management personnel of the Company;

(3) Getting access to financial information of the Company as proxy of the Shareholders;

(4) Making resolutions about disposing of the Company’s assets as proxy of the Shareholders;

(5) Approving annual budgets of the Company or announcing dividends as proxy of the Shareholders;

(6) Making resolutions about the dissolution and liquidation of the Company, forming the liquidating committee and exercising the authorities in the course of liquidation as proxy of the Shareholders, including but not limited to making resolutions about disposing of the Company’s assets;

(7) Filing any required document to the company registration agency or any other relevant agency as proxy of the Shareholders;

(8) Signing any resolution as proxy of the Shareholders; and

(9) all the voting rights and other rights of shareholders stipulated by the articles of the Company and PRC laws.

Unless the Shareholder’s Voting Rights Proxy Agreement entered into by the Company, the Company’s Shareholders and Yuezhong (Shenyang) Technology Co., Ltd. as of October 15, 2018 expires or terminated earlier, this Power of Attorney shall be retrospectively effective.

Authorization is hereby given.

By: /	s/ Di Wang
Date: October 15, 2018

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